UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                            _______________________

                                  FORM 8-A/A

                                AMENDMENT NO. 4

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


                              CB BANCSHARES, INC.
   ________________________________________________________________________
            (Exact name of registrant as specified in its charter)

                  Hawaii                                 99-0197163
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

           201 Merchant Street
             Honolulu, Hawaii                              96813
 (Address of principal executive offices)                (Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Exchange Act:


        Title of each class                  Name of each exchange on which
         to be registered                   each class is to be so registered
----------------------------------          ----------------------------------
               N/A                                      N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this
form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock Purchase Rights
    ---------------------------------------------------------------------
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A/A amends and supplements the Form 8-A filed by CB Bancshares, Inc. (the "Company") on April 24, 1989, as amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3 filed by the Company on July 11, 1989, August 28, 1990, and March 25, 1998, respectively (the "Form 8-A").

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A is amended and supplemented by adding the following:

         On May 28, 2003, the Company and City Bank, as Rights Agent, pursuant to resolutions adopted by the Company's Board of Directors, amended ("Amendment No. 5") the Company's Rights Agreement, dated as of March 16, 1989, as amended.

         For a description of Amendment No. 5, reference is made to the press release attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on May 29, 2003, which exhibit is hereby incorporated herein by reference. The description of Amendment No. 5 contained in the press release does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5.

ITEM 2.  EXHIBITS

         4.6 Amendment No. 5 to Rights Agreement, dated as of May 28, 2003, incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K, filed May 29, 2003

         99.1 Press Release issued May 28, 2003, incorporated herein by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, filed May 29, 2003


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



                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CB BANCSHARES, INC.



                                       By: /s/ Dean K. Hirata
                                          Name:  Dean K. Hirata
                                          Title: Senior Vice President and
                                                 Chief Financial Officer
                                                 (principal financial officer)

Date: May 30, 2003






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